SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              SL INDUSTRIES, INC.
                (Name of Registrant as Specified in Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies;

    (2) Aggregate number of securities to which transaction applies;

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement NO.:

    (3) Filing Party:

    (4) Date Filed:

[LOGO] SL INDUSTRIES, INC.

October 15, 1999

DEAR SHAREHOLDER:

     You are cordially invited to attend the Annual Meeting of Shareholders of SL INDUSTRIES, INC., on Friday, November 19, 1999, at 9:00 in the morning.

     The meeting will be held in the Grand Ballroom at the Doubletree Guest Suites, Fellowship Road, Mt. Laurel, New Jersey. Prior to the meeting, an 8:15 a.m. continental breakfast will be served.

     Your Board of Directors and Management look forward to meeting those shareholders able to attend.

     Your proxy is important to assure a quorum at the meeting.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY CARD IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Thank you for your continued support.

Sincerely yours,



/s/ OWEN FARREN
--------------------------------------
OWEN FARREN
President and Chief Executive Officer

SL INDUSTRIES, INC.

Corporate Office:       SUITE A-114, 520 FELLOWSHIP ROAD,
                        MT. LAUREL, NJ 08054


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


     NOTICE is hereby given that the Annual Meeting of Shareholders of SL INDUSTRIES, INC., will be held at the Doubletree Guest Suites, Fellowship Road, Mt. Laurel, New Jersey, on Friday, November 19, 1999, at 9:00 in the morning for the following purposes:

        1. To elect six directors for the ensuing year;

        2. To ratify the appointment of Arthur Andersen LLP, to serve as the Company's independent auditors through the fiscal year 2000;

        3. To consider a shareholder proposal as described in the accompanying Proxy Statement; and

        4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on September 20, 1999, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

     IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY CARD IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.


                                     By Order of the Board of Directors


                                     /s/ DAVID R. NUZZO
                                     ----------------------------------
                                     David R. Nuzzo
                                     Secretary

October 15, 1999
Mt. Laurel, New Jersey

                              SL INDUSTRIES, INC.
                                  Suite A-114
                              520 Fellowship Road
                              Mt. Laurel, NJ 08054

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies, by and on behalf of the Board of Directors of SL Industries, Inc. (the "Company"), to be voted at the Annual Meeting of Shareholders on November 19, 1999, at 9:00 a.m., and at any adjournment or postponement thereof (the "Annual Meeting"). The Annual Meeting has been called to consider and vote upon the election of six Directors, the ratification of the appointment of Arthur Andersen LLP as the Company's auditors through the fiscal year 2000, a shareholder proposal as described in this Proxy Statement, and such other business as may properly come before the meeting. This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders on or about October 15, 1999.


                             VOTING BY SHAREHOLDERS

     Only holders of record of the Company's Common Stock, par value $.20 per share (the "Common Stock"), at the close of business on September 20, 1999, are entitled to receive notice of and to vote at the Annual Meeting.

     Shares cannot be voted at the Annual Meeting unless the owner thereof is present in person or represented by proxy. When a proxy in the accompanying form is returned, properly dated and executed, the shares represented thereby will be voted at the Annual Meeting and, if a shareholder specifies a choice with respect to any matter to be acted upon, such shares will be voted in accordance with the specifications so made. A proxy may be revoked at any time prior to being voted by filing a written notice of revocation with the Secretary of the meeting or by voting the shares subject to the proxy by written ballot at the meeting.

     The proxy tabulation will be done by our transfer agent and proxies should be returned in the enclosed business reply envelope. The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, a number of directors, officers and other employees of the Company and of its subsidiaries may (without additional compensation) solicit proxies in person or by telephone, telex, facsimile or other electronic means. The Company has also retained MacKenzie Partners, Inc., for a fee not-to-exceed $7,500, and reimbursement of out-of-pocket expenses, to aid in the solicitation of proxies.

     On the record date, September 20, 1999, there were 5,624,812 shares of Common Stock of the Company outstanding. All outstanding shares are of one class. Shareholders have the right to cast one vote for each share held on the record date as to each matter presented at the meeting.

     All shares represented by each properly executed unrevoked proxy received prior to the Annual Meeting will be voted in accordance with the instructions specified therein, or in the absence of appropriate instructions, for the election of all of the nominees for director listed in Proposal 1, for Proposal 2 and against Proposal 3.

     Under the By-Laws of the Company, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. The holder of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting. Broker non-votes and abstentions will be counted only for the purpose of determining whether a quorum is present at the meeting. Except for the election of directors, all matters to be voted upon at the Annual Meeting must receive the approval of a majority of votes cast at the duly convened Annual Meeting in order to be binding on the Company. Directors shall be elected by a plurality of the votes cast. For purposes of determining the number of votes cast with respect to any voting matter, only votes cast "for" or "against", in accordance with and subject to Section 402.08 of the rules of the New York Stock Exchange (or any successor provision), are included.

     IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY CARD IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

     The Board of Directors does not know of any business to properly come before the Annual Meeting, other than that set forth in the Notice of Annual Meeting of Shareholders. Should any matters properly come before the Annual Meeting or any adjournment or postponement thereof, for which specific authority has not been solicited from the shareholders, then, to the extent permissible by law, the persons voting the proxies will use their discretionary authority to vote thereon in accordance with their best judgment.

     The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting:
(i) approval of the minutes of a prior meeting of shareholders if such approval does not amount to ratification of the action taken at that meeting; (ii) the election of any person to any office for which a bona fide nominee is named in this Proxy Statement and such nominee is unable to serve or, for good cause, will not serve; (iii) any proposal omitted from this Proxy Statement and proxy pursuant to Rule 14a-8 or Rule 14a-9 promulgated under the Securities Exchange Act of 1934; and (iv) matters incident to the conduct of the Annual Meeting. In connection with such matters, the persons named in the enclosed proxy card will vote in accordance with their best judgment.

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding ownership of the Company's Common Stock, as of September 20, 1999 (except as otherwise noted), by: (i) each person or entity (including such person's or entity's address) who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each of the Company's Directors and nominees for Director who beneficially owns shares, (iii) each Named Executive Officer (as defined under Executive Compensation) who beneficially owns shares, and (iv) all executive officers and Directors as a group. The information presented in the table is based upon the most recent filings with the Securities and Exchange Commission by such persons or upon information otherwise provided by such persons to the Company.

                                          Number of Shares
        Name of Beneficial Owner        Beneficially Owned(1)   Percentage Owned
        ------------------------        ---------------------   ----------------

Dimensional Fund Advisors, Inc.              341,800(2)              6.08%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

The Gabelli Funds                            680,500(3)             12.10%
One Corporate Center
Rye, NY 10580-1435

Oaktree Capital Management, LLC              472,200(4)              8.39%
333 South Grand Avenue
28th Floor
Los Angeles, CA 90071

Steel Partners II, L.P.                      329,300(5)              5.85%
750 Lexington Avenue
27th Floor
New York, NY 10022

J. Dwane Baumgardner                          49,641(6)                 *

Richard E. Caruso                                -0-

Owen Farren                                  228,479(7)              4.06%

George R. Hornig                              13,171(8)                 *

James E. Morris                               40,105(9)                 *

David R. Nuzzo                                21,244(10)                *

Walter I. Rickard                             10,914(11)                *

Robert J. Sanator                              6,000                    *

All Directors and Executive                  369,554(12)             6.57%
Officers as a Group

----------

* Less than one percent (1%).

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Under such rules, shares are deemed to be beneficially owned by a person or entity if such person or entity has or shares the power to vote or dispose of the shares, whether or not such person or entity has any economic interest in such shares. Except as otherwise indicated, and subject to community property laws where applicable, the persons and entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person or entity holding such option or warrant but are not deemed outstanding for purposes of computing the percentage ownership of any other person or entity.

(2) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 341,800 shares, as of February 11, 1999, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA

     Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(3) Includes the following shares deemed to be owned beneficially, as of July 29, 1999, by the following affiliates (the "Gabelli Affiliates"): 47,000 shares held by Gabelli Funds, LLC, a registered investment advisor and wholly-owned subsidiary of Gabelli Asset Management, Inc. ("GAMI"), a public company and subsidiary of Gabelli Group Capital Partners, Inc. ("Gabelli Partners"); 466,500 shares held by GAMCO Investors, Inc., a registered investment advisor and wholly-owned subsidiary of GAMI; 9,000 shares held by Gabelli Advisors, Inc., an investment advisor and subsidiary of GAMI; 1,000 shares held by Gabelli Foundation, Inc. (the "Foundation"), a private foundation; 60,000 shares held by Gabelli Performance Partnership LP ("GPP"), whose primary purpose is investing in securities; and 97,000 shares held by Gabelli International Limited, whose primary business purpose is investing in a portfolio of equity securities and securities convertible into or exchangeable for equity securities in order to achieve its investment objective of significant long-term growth of capital. Each of the Gabelli Affiliates claims sole voting and dispositive power over the shares held by it. The foregoing persons do not admit to constituting a group within the meaning of Section 13(d) of the Securities Exchange Act. Mario J. Gabelli is the Chief Investment Officer of each of the Gabelli Affiliates; the majority stockholder and Chairman of the Board of Directors and Chief Executive Officer of Gabelli Partners and GAMI; the President, a Trustee and the Investment Manager of the Foundation; and the portfolio manager for GPP. The general partner of GPP is MJG Associates, Inc., the sole shareholder, director and employee of which is Mario J. Gabelli.

     GAMCO Investors, Inc. is a New York corporation, Gabelli Advisors, Inc. is a Delaware corporation, and Gabelli Funds, LLC is a New York limited liability company, each having its principal business office at One Corporate Center, Rye, New York 10580. GPP is a New York limited partnership having its principal business office at 401 Theodore Fremd Ave., Rye, New York 10580. Gabelli International Limited is a corporation organized under the laws of the British Virgin Islands, having its principal business office at c/o MeesPierson (Cayman) Limited, British American Centre, Dr. Roy's Drive-Phase 3, George Town, Grand Cayman, British West Indies. The Foundation has its principal offices at 165 West Liberty Street, Reno, Nevada 90501.

(4) Oaktree Capital Management, LLC, a California limited liability company ("Oaktree"), is deemed to have beneficial ownership of 472,200 shares as of January 26, 1999. The principal business of Oaktree is providing investment advice and management services to institutional and individual investors. Oaktree's General Partner is OCM Principal Opportunities Fund, L.P., a Delaware limited partnership.

(5) Steel Partners II, L.P., ("Steel Partners II"), is a Delaware limited partnership. Steel Partners II is deemed to have beneficial ownership of 329,300 shares as of June 20, 1997. The principal business of Steel Partners II is investing in the securities of microcap companies. Steel Partners II's General Partner is Steel Partners L.L.C., a Delaware limited liability company.

(6) Includes 47,641 shares which Mr. Baumgardner has the right to acquire at any time upon exercise of stock options.

(7) Includes 69 shares owned jointly by Mr. Farren and his wife, who share voting and investment power, 6,200 shares held in an IRA for Mr. Farren, 19,610 shares beneficially owned as a participant in the Company's Savings and Pension Plan, and 202,600 shares which Mr. Farren has the right to acquire, at any time, upon the exercise of stock options.

(8) Includes 13,171 shares which Mr. Hornig has the right to acquire at any time upon exercise of stock options.

(9) Includes 4,316 shares owned jointly by Mr. Morris and his wife, who share voting and investment power, 3,164 shares beneficially owned as a participant in the Company's Savings and Pension Plan, and 32,625 shares which Mr. Morris has the right to acquire at any time upon exercise of stock options.

(10) Includes 1,244 shares beneficially owned by Mr. Nuzzo as a participant in the Company's Savings and Pension Plan, and 15,500 shares which Mr. Nuzzo has the right to acquire at any time upon exercise of stock options.

(11) Includes 10,576 shares which Mr. Rickard has the right to acquire at any time upon exercise of stock options.

(12) Includes 322,113 shares which directors and executive officers have the right to acquire, at any time, upon the exercise of nonqualified and incentive stock options granted by the Company. Except for 4,385 shares, as to which certain directors and executive officers share voting and investment power, the directors and executive officers have sole voting and investment power as to the shares beneficially owned by them.

                             ELECTION OF DIRECTORS
                                  (Proposal 1)

     At the Annual Meeting, six persons will be elected to serve as the Company's Board of Directors until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified. Unless otherwise directed, it is intended that shares represented by proxy will be voted by the proxy holders in favor of the election of all the following persons. Each of the nominees has consented to be named as a nominee in this Proxy Statement and to serve as a director, if elected. Each of the nominees is at present a member of the Board of Directors of the Company. In the event that any of the nominees for director should become unavailable to serve as such, the proxies may be voted for such substitute or substitutes as may be nominated by the Board of the Company.

     The following table sets forth the name of each nominee for election to the Board of Directors, his age, principal occupation and the name and principal business of any corporation or organization in which such occupation is carried on, and the period during which he has served as director.

                                                                                   SERVED
                                                                                CONTINUOUSLY
                                         PRINCIPAL OCCUPATION FOR FIVE          AS DIRECTOR
        NAME OF NOMINEE          AGE        YEARS AND DIRECTORSHIPS                SINCE
        ---------------          ---     -----------------------------          ------------
J. Dwane Baumgardner(1)(3)(4)   (59)    Chairman of Donnelly Corporation,          1990
                                        Inc., a manufacturing company in
                                        Holland, Michigan, since 1986 and
                                        Chief Executive Officer since 1982;
                                        Director of Walbro Corporation since
                                        1997; Director of Westcast
                                        Industries, Inc. since 1997.

Richard E. Caruso(2)(5)         (53)    Vice President and General Manager of      1999
                                        Service Provider Applications, Nortel
                                        Networks from July 1999 to present; Vice
                                        President of Digital Media Projects, IBM
                                        Global Media and Entertainment
                                        Industries from December 1998 to July
                                        1999; General Manager of Solutions, IBM
                                        Global Technologies from July 1994 to
                                        December 1998.

Owen Farren(1)                  (48)    Chairman of the Company since June 1998    1991
                                        and President and Chief Executive
                                        Officer of the Company since April 1991;
                                        from May 1990 to April 1991, Executive
                                        Vice President of the Company.

George R. Hornig(3)(4)(5)       (45)    Private Investor, September 1999 to        1992
                                        present; Executive Vice President,
                                        Deutsche Bank North America Holding
                                        Corp. from July 1998 to August 1999;
                                        Managing Director, Deutsche Morgan
                                        Grenfell, Inc. (investment bankers) from
                                        1993 to 1998; from 1991 to 1993,
                                        President and COO, Dubin & Swieca
                                        Holdings, Inc. (money managers).
                                        Director of Forrester Research, Inc.
                                        since 1996; Director of U.S. Timberlands
                                        Company since 1996.

Walter I. Rickard(1)(2)(4)      (58)    President and CEO, Listing Services        1997
                                        Solutions, Inc. from October 1996 to
                                        present; President and CEO, NYNEX,
                                        Entertainment and Information Services
                                        Group, 1994 to 1996, and Corporate Vice
                                        President, 1992 to 1994.

Robert J. Sanator(2)(3)(5)      (69)    Dean, College of Management, Long Island   1993
                                        University, from April 1991 to present.

----------

(1) Member of the Executive Committee.

(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.

(4) Member of the Nominating Committee.

(5) Member of the Finance Committee.

                             THE BOARD OF DIRECTORS

     The Company's Board of Directors has established the following standing committees: the Executive Committee, the Audit Committee, the Finance Committee, the Nominating Committee and the Compensation Committee. The Executive Committee, which did not meet during the fiscal year 1999, has and may exercise all the authority of the Board, except that the committee cannot make, alter or repeal any By-Law of the Corporation, elect or appoint any director or remove any officer or director, submit to shareholders any action that requires shareholder approval, or amend or repeal any resolution previously adopted by the Board which by its terms is amendable or repealable only by the Board. The Audit Committee, which met five times during the fiscal year 1999, recommends the selection of independent auditors, reviews the scope and results of the annual audit, is advised of and reviews nonaudit services to be provided by the independent auditors, and reviews reports of the independent auditors and of quarterly financial results. The Finance Committee, which did not meet during the fiscal year 1999, reviews the Company's financing alternatives, investing activities, and analyses, and makes recommendations with respect to the Company's capital structures. The Nominating Committee, which met three times during the fiscal year 1999, recommends the number and name of persons to be elected by the shareholders as directors of the Company. The Company will consider nominees recommended by shareholders. Currently there are no formal procedures for shareholders to follow in submitting such recommendations. The Compensation Committee, which met two times during the fiscal year 1999, recommends the compensation to be paid to executive officers and the stock options to be granted to key employees under the Company's 1991 Long Term Incentive Plan (see Compensation Committee Report), as well as the amendments to be adopted for the Company's defined contribution pension plans. The Board of Directors of the Company met eight times during the fiscal year 1999. Each member of the Board attended at least seventy-five percent of the meetings of the Board of Directors and all Committees in which they were a member.

     Non-employee directors are paid quarterly retainer fees of $4,375, $1,000 for each Board meeting attended, and $750 for each Committee meeting attended. Mr. Farren does not receive director's retainer, Board meeting or Committee meeting fees.

     In fiscal year 1993, the Board of Directors adopted a Non-Employee Director Non-Qualified Stock Option Plan (the "Directors' Plan"), which was approved by the shareholders at the Company's 1993 Annual Meeting. Under the Directors' Plan, non-employee Directors have the right annually to elect to receive non-qualified stock options in lieu of all or a stated percentage of retainer and/or regular quarterly Board meeting attendance fees payable for the upcoming fiscal year. The number of shares covered by such options is determined at the time such fees would otherwise be payable, based upon the fair market value of the Company's Common Stock at such times, except, with respect to an election to defer all such fees, such determination shall be based upon 133% of fair market value at such times. Elections are irrevocable. Under the Directors' Plan, Mr. Baumgardner, Mr. Hornig and Mr. Rickard, elected for fiscal year 1999 to receive non-qualified stock options in lieu of all such fees. In accordance with such elections, Messrs. Baumgardner, Hornig and Rickard were granted options to acquire 6,648 shares, 6,367 shares and 6,648 shares, respectively, during fiscal year 1999. Messrs. Baumgardner, Hornig, and Rickard have made the same elections for fiscal year 2000. Mr. Caruso has also elected to receive non-qualified stock options in lieu of all his fees, effective February 1, 2000.

     A $50,000 life insurance policy is maintained on each director's life for which the director designates the beneficiary. On May 28, 1998, the Board terminated its retirement plan. The plan provided that, upon the retirement of a nonemployee director who had attained the age of sixty and had completed ten years of service with the Board, the Company would pay $10,000 per year to the retired director for life with a term certain of 10 years. Mr. Farren was ineligible for these benefits. If the retired director died after becoming eligible for retirement benefits and before the guaranteed retirement payments had been made, the unpaid balance of the benefits guaranteed would continue to be paid by the Company to the beneficiary designated by him. In consideration of the termination of the plan, the Board agreed to pay each director a benefit based on years of service and a retirement age of either 65, 70 or 80, dependent upon the age of the director on the termination date. Each director's benefit was based on 10 years certain or life expectancy, whichever was greater, and discounted at 8%. Mr. Baumgardner, Mr. Hornig, Mr. Rickard and Mr. Sanator received a benefit of $32,991, $6,548, $4,094 and $26,204, respectively. Mr. Gaugler, a former director, and Mr. Nuzzo, a retired director, received payment for their benefits in the amounts of $23,575 and $83,851, respectively.

                         EXECUTIVE OFFICER COMPENSATION

     The following table sets forth certain information regarding compensation awarded to, earned by or paid to the Chief Executive Officer and the Company's other executive officers whose total annual salary and bonus exceeded $100,000 during fiscal 1999 (the "Named Executive Officers") for services in all capacities during fiscal 1999, 1998, and 1997.

                                   SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM
                                                                 COMPENSATION
                                                                    AWARDS
                                                                ---------------
                                         ANNUAL COMPENSATION      SECURITIES     ALL OTHER
    NAME AND                            ---------------------     UNDERLYING    COMPENSATION
PRINCIPAL POSITION              YEAR    SALARY ($)   BONUS ($)  OPTIONS/SARS(#)  ($)(2)(3)
------------------              ----    ---------    ---------  --------------- -------------
Owen Farren .................   1999    252,231      238,275(1)    24,000         29,149
 President & CEO                1998    237,289      163,000       20,000         28,276
                                1997    218,810      100,000       17,000         26,530

James E. Morris .............   1999    105,262      38,500         5,000          8,502
 Vice President/                1998    100,567      54,000         5,500          7,017
 Corporate Controller           1997     91,350      35,500         4,500          4,656
 & Treasurer

David R. Nuzzo ..............   1999    155,708      58,000         7,500          8,298
 Vice President--               1998     98,077      65,000        25,000          2,450
 Finance and Administration &
 Secretary

-----------

(1) Includes $121,275, received under the terms of a special incentive program for senior executives that was based on the Company's performance during the three years ended July 31, 1998; and $117,000, which was based on the performance of the Company and the achievement of individual goals during fiscal 1999.

(2) Includes Company matching contributions and profit sharing contributions made to the SL Industries, Inc. Savings and Pension Plan for Messrs. Farren and Morris in fiscal year 1997 in the amounts of $5,558 and $4,057, respectively, in fiscal year 1998, for Messrs. Farren, Morris and Nuzzo in the amounts of $7,353, $6,448, and $2,000, respectively, and in fiscal year 1999, for Messrs. Farren, Morris and Nuzzo in the amounts of $8,249, $7,882 and $7,398, respectively. The Company's contribution to the plan is based on a percentage of the participant's elective contributions up to the maximum defined under the plan and a fixed percentage, determined annually by the Board of Directors, of the participant's total fiscal 1997 and 1998 calendar year earnings and fiscal year 1999 earnings. Under the plan, benefits are payable at retirement as a lump sum or as an annuity.

(3) Includes premiums paid for group term life insurance for Messrs. Farren, Morris, and Nuzzo and premiums paid for an ordinary whole life insurance policy on Mr. Farren's life in the face amount of $1,000,000 of which he is the owner with the right to designate beneficiaries.

     Mr. Morris is scheduled to receive a $30,000 per year annuity, payable at age 65 for life with a term certain of 10 years. This agreement is funded by the purchase of a life insurance policy and provides both a death and retirement benefit, and the Company is both owner and beneficiary of the policy. If the participant dies after becoming eligible for retirement benefits and before the guaranteed retirement benefits have been paid, the unpaid balance of the benefits guaranteed will continue to be paid by the Company to the designated beneficiary.

     Pursuant to a standing resolution of the Board of Directors, upon the death of any executive officer, having more than five (5) years of service, the Company will pay his spouse, over a 36-month period, an amount equal to the officer's salary at his death.

SENIOR EXECUTIVE SEVERANCE AGREEMENTS

     On May 1, 1991, the Company entered into a Severance Pay Agreement with Mr. Farren, providing for payment equal to his annual base salary or $135,000, whichever is greater, and to continue for a limited time certain fringe benefits in the event of involuntary termination of his employment, or voluntary termination for "good reason". Good reason is defined to include (i) a demotion in position, authority or similar action which would substantially alter the officer's standing in the Company, (ii) a reduction in salary or failure to increase compensation commensurate with other executive officers, (iii) a relocation of the officer's place of employment, (iv) a change of control of the Company, (v) incurring any serious illness or disability, or (vi) any other circumstance as determined by the Board of Directors in good faith.

     On December 1, 1997, the Company entered into a Severance Pay Agreement with Mr. Nuzzo providing for payment of his annual base salary for a period not greater than 24 months, or until he secures new employment, whichever comes first, but, in any event, not less than 12 months in the event of termination of his employment within six months of a change in control of the Company.


                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

STOCK OPTIONS

    The following table sets forth information concerning options to purchase Common Stock granted under the Company's 1991 Long Term Incentive Plan in fiscal year 1999 to the Named Executive Officers. Twenty percent of the options granted were exercisable on the date of grant with the balance exercisable in twenty percent increments, one, two, three and four years after the date of grant. The material terms of such options appear in the following table.

                                                                                                     POTENTIAL REALIZABLE
                                                                                                       VALUE AT ASSUMED
                                                                                                     ANNUAL RATES OF STOCK
                                                                                                    PRICE APPRECIATION FOR
                                INDIVIDUAL GRANTS                                                       OPTION TERM (1)
-------------------------------------------------------------------------------------------         -----------------------
                        NUMBER OF          % OF TOTAL
                       SECURITIES         STOCK OPTIONS
                       UNDERLYING           GRANTED TO
                      STOCK OPTIONS        EMPLOYEES IN         EXERCISE         EXPIRATION
    NAME               GRANTED (#)          FISCAL YEAR        PRICE($/SH)          DATE             5% ($)         10% ($)
    ----             ----------------     --------------       -----------       ----------         -------         -------
Owen Farren ..........  24,000                13.79%             11.125           9/11/08           167,915         425,529
James E. Morris ......   5,000                 2.87%             11.125           9/11/08            34,982          88,652
David R. Nuzzo .......   7,500                 4.31%             11.125           9/11/08            52,473         132,978

----------

(1) The Potential Realizable Value, determined in accordance with SEC rules, assumes annualized market appreciation rates of 5% and 10%, respectively, from a market value of $11.125/share on September 11, 1998 (the date of the grant) to September 11, 2008 (the date of expiration of such options) for all optionees. These assumptions are not intended to forecast future price appreciation of the Company's stock price. The real value of the options in this table depends on the actual performance of the Company's Common Stock during the applicable period, which may increase or decrease in value over the time period set forth above. The Potential Realizable Value does not assume future dividends, stock or cash. The option grant does not accrue cash dividends unless the options are exercised, should dividends be declared.

                    AGGREGATED STOCK OPTION EXERCISES IN LAST
               FISCAL YEAR AND FISCAL YEAR-END STOCK OPTION VALUES

     The following table sets forth the number of shares received upon exercise of stock options by each of the Named Executive Officers during the last completed fiscal year and the aggregate options to purchase shares of Common Stock of the Company held by the Named Executive Officers at July 31, 1999.

                                                        NUMBER OF SECURITIES
                                                            UNDERLYING            VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                                                         AT FISCAL YEAR END (#)  AT FISCAL YEAR END ($)(1)
                                                         ---------------------   ------------------------
                      SHARES ACQUIRED     VALUE              EXERCISABLE/             EXERCISABLE/
  NAME                 UPON EXERCISE   (#)REALIZED ($)      UNEXERCISABLE            UNEXERCISABLE
  ----                ---------------  --------------    ---------------------   ------------------------
Owen Farren .............    N/A           N/A             202,600/19,400           1,373,338/23,663
James E. Morris .........    N/A           N/A              32,625/ 4,375             200,883/ 5,367
David R. Nuzzo ..........    N/A           N/A              15,500/17,000               3,563/ 5,344

----------

(1) Computed by multiplying the number of options by the difference between (i) the per share closing price of $12.3125 at fiscal year end and (ii) the exercise price per share.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     During fiscal year 1999, the Compensation Committee members were J. Dwane Baumgardner (Chairman), George R. Hornig and Robert J. Sanator, all of whom are non-employee directors of the Company.

     The following report and performance graph shall not be deemed incorporated by reference into any existing or future filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                       BOARD COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for the establishment of the level and manner of compensation of the Company's executive officers (including its Named Executive Officers). In addition, the Compensation Committee seeks to ensure that sound compensation policies and practices exist and are being followed. During fiscal year 1999, the members of the Compensation Committee were J. Dwane Baumgardner (Chairman), George R. Hornig and Robert J. Sanator, all of whom were (and are) non-employee directors of the Company.

     The following describes the Compensation Committee's compensation policies applicable to its executive officers (including its Named Executive Officers), including the relationship of corporate performance to executive compensation, with respect to compensation reported for the last fiscal year.

     The Compensation Committee believes that executive compensation should be linked to value delivered to shareholders. The Company's compensation programs have been designed to provide a correlation between the financial success of the executive and the shareholders. Both long and short-term incentives are intended to align the interests of executives and shareholders and to reward the executive for building value within the Company.

     The functions of the Compensation Committee are to oversee general compensation policies for the Company's employees, to review and approve compensation packages annually for the Company's executive officers and subsidiary presidents, to approve cash incentive programs for all subsidiaries, and to grant stock options to officers of the Company and other key employees as appropriate. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals, while attracting and retaining talented executives and rewarding superior performance. In performing this function, the Compensation Committee reviews executive compensation surveys, the compensation levels of executive officers of companies in competing businesses, and recommendations by management. The Compensation Committee may also from time to time consult with independent compensation consultants and others.

     The Committee's current philosophy is to balance short-term performance of executives with achievement of long-range strategic goals resulting in continuously improving shareholder value, and to engender and preserve a sense of fairness and equity among employees, shareholders, and customers. In keeping with that philosophy, it has set the following objectives: (1) to link a significant portion of annual compensation directly to operating performance;
(2) to promote achievement of the Company's long-term strategic goals and objectives; (3) to align the interest of Company executives with long-term shareholder interest; (4) to see that management aligns the interest of Company employees with long-term shareholder interest; and (5) to attract, retain, and motivate executives critical to the Company's long-term success.

     The Company's executive compensation program consists of base salary, annual cash bonus incentive, and stock options. (Along with all other employees, executives also participate in one of the Company's defined contribution pension plans.) Salary levels of executive officers are reviewed annually by the Compensation Committee. Bonus payments are based on the achievement of the Company performance targets and the achievement of individual performance goals. Bonus amounts are calculated after fiscal year-end financial results become available to the Compensation Committee and are determined in accordance with guidelines established by the Compensation Committee. The Company seeks to provide an overall level of compensation that is competitive with other companies in competing businesses and in the Company's geographic markets. Compensation in any particular case will vary on the basis of the Company's annual and long-term performance as well as individual performance.

     The Compensation Committee believes stock options and stock ownership contribute to the aligning of the executive's interests with those of the shareholders. The Company's 1991 Long Term Incentive Plan encourages stock ownership by authorizing the grant of stock options to officers and key employees of the Company. From time to time, the Compensation Committee provides long term incentive compensation in the form of stock options where appropriate as compensation for its executive officers. In determining whether individual stock option grants will be made, the Compensation Committee evaluates each participant's job responsibilities and performance during the last completed fiscal year, as well as the perceived potential that the individual has in contributing to the success of the Company.

     The salary for the Company's chief executive officer, Owen Farren, for fiscal year 1999 was established by the Compensation Committee based, in large part, on the performance of the Company during fiscal year 1998. Based on the above considerations, effective October 1, 1998, the Compensation Committee increased Mr. Farren's annual base salary by approximately 6%, from $240,000 to $255,000. The increase was reviewed and ratified by the Board of Directors. Under the Company's executive compensation program, applicable in fiscal 1999, the Compensation Committee awarded Mr. Farren an incentive cash bonus of $117,000. The Compensation Committee based the award on the performance of the Company and the achievement of individual goals during fiscal 1999. In addition, Mr. Farren received a cash payment of $121,275 under the terms of a special incentive program for senior executives that was based on the Company's performance during the three fiscal years ended July 31, 1998. The bonuses were reviewed and ratified by the Board of Directors. Options were granted to Mr. Farren in September 1998 in large part to recognize his efforts in making significant progress toward the Board's directives to him of developing and executing an overall plan for reassessing the Company's strategic direction, successfully managing operations during a slowdown in the semiconductor market and other segments of the electronics industry and achieving financial and other targets during fiscal year 1998.


                                      Respectfully submitted,

                                      Compensation Committee:
                                        J. Dwane Baumgardner, Chairman
                                        George R. Hornig
                                        Robert J. Sanator

                                PERFORMANCE GRAPH

     The following Performance Graph summarizes the cumulative total shareholder return on an investment of $100 on July 31, 1994 in the Company's Common Stock for the period from that date to September 30, 1999, as compared to the cumulative total return on a similar investment of $100 on that date in stocks comprising the Russell 3000 Stock Index, the S&P Electrical Equipment Group and the Russell 2000 Stock Index. Management believes that the Russell 2000 Stock Index presents a better comparison for SL Industries since it measures the performance of small cap companies. The Russell 3000 Stock Index, which measures the performance of large cap companies, will not be included in the next performance graph. The graph assumes the reinvestment of all dividends. The Performance Graph is not necessarily indicative of future performance.


                [GRAPHICAL REPRESENTATION OF DATA POINTS BELOW:]

                 Russell 3000           Rusell 2000             X S&P Electrical
SL Industries    Stock Index            Stock Index             Equipment Grooup
-------------   -------------          --------------           ----------------
 1 100.0000      1   100.0000           1     100.000              1   100.0000
 2  94.2857      2   104.0750           2     105.429              2   100.3780
 3  94.2857      3   101.6150           3     104.946              3    98.0197
 4  94.2857      4   103.0930           4     104.495              4    99.1612
 5 103.5430      5    99.0441           5     100.078              5    93.3013
 6 103.5430      6   100.3310           6     102.590              6   102.0450
 7 117.9240      7   102.3460           7     101.139              7   103.7320
 8 109.2950      8   106.2690           8     105.122              8   110.2490
 9 109.2950      9   108.6570           9     106.851              9   109.7740
10 109.2950     10   111.3460          10     109.055             10   114.3280
11 112.1710     11   115.0740          11     110.731             11   116.6440
12 118.6140     12   118.1320          12     116.213             12   116.1730
13 133.0790     13   122.7290          13     122.806             13   119.4370
14 162.0090     14   123.4870          14     125.096             14   119.2040
15 164.9020     15   128.0610          15     127.174             15   126.5940
16 185.1540     16   126.7620          16     121.384             16   125.8900
17 180.0620     17   132.0490          17     126.436             17   134.8040
18 168.4450     18   134.0250          18     129.464             18   143.0850
19 162.6370     19   137.7000          19     129.222             19   152.6030
20 182.9660     20   139.4220          20     133.135             20   149.7710
21 171.3490     21   140.5640          21     135.528             21   154.8050
22  180.062     22    143.070          22     142.703             22    155.754
23  238.146     23    146.395          23     148.263             23    162.320
24  212.705     24    145.664          24     142.018             24    169.416
25  198.137     25    137.864          25     129.476             25    160.545
26  218.533     26    141.711          26     136.802             26    161.891
27  221.447     27    149.187          27     141.928             27    177.993
28  198.836     28    151.700          28     139.544             28    183.905
29  178.367     29    162.022          29     145.091             29    200.099
30  181.292     30    159.744          30     148.574             30    193.723
31  163.747     31    168.443          31     151.377             31    201.335
32  169.595     32    168.264          32     147.525             32    199.786
33  160.823     33    160.460          33     140.359             33    192.728
34  166.671     34    168.119          34     140.539             34    210.660
35  198.836     35    179.251          35     156.011             35    228.504
36  229.012     36    186.472          36     162.407             36    243.886
37  240.756     37    200.712          37     169.827             37    263.187
38  240.765     38    192.231          38     173.494             38    239.087
39  317.094     39    202.891          39     185.946             39    258.332
40  288.673     40    195.784          40     177.522             40    243.636
41  306.347     41    203.024          41     176.153             41    271.271
42  278.363     42    206.821          42     179.063             42    272.637
43  282.781     43    207.667          43     176.207             43    286.408
44  315.183     44    222.257          44     189.228             44    292.134
45  337.276     45    232.989          45     196.952             45    319.007
46  341.694     46    234.962          46     197.857             46    314.761
47  303.401     47    228.895          47     187.093             47    306.358
48  324.963     48    236.364          48     187.409             48    326.056
49  345.642     49    231.870          49     171.986             49    318.229
50  273.264     50    196.012          50     138.470             50    286.955
51  242.245     51    208.984          51     148.976             51    289.752
52  281.595     52    224.732          52     154.949             52    319.879
53  290.488     53    238.230          53     162.972             53    331.580
54  302.344     54    252.988          54     172.892             54    365.855
55  311.237     55    261.504          55     175.047             55    371.892
56  299.380     56    251.906          56     160.723             56    358.674
57  278.631     57    260.799          57     162.923             57    389.360
58  269.738     58    272.495          58     177.338             58    383.328
59  286.041     59    266.889          59     179.743             59    374.383
60  305.012     60    280.302          60     187.528             60    415.131
61  293.109     61    271.307          61     182.238             61    401.634
62  351.136     62    267.921          62     175.297             62    415.439
63  339.233     63    260.807          63     175.080             63    431.441

                       APPOINTMENT OF INDEPENDENT AUDITORS
                                  (Proposal 2)

     The Board of Directors of the Company has appointed Arthur Andersen LLP, certified public accountants, as the Company's independent auditors through the fiscal year ending December 31, 2000. The submission of the appointment of Arthur Andersen LLP for ratification by the shareholders is not required by law or by the Company's By-Laws and is being done for the sole purpose of ascertaining the views of the shareholders of the Company with respect to such appointment. If such appointment is not ratified, the Board of Directors may appoint another firm as the Company's independent auditors through the fiscal year ending December 31, 2000. Representatives of Arthur Andersen LLP are expected to be present at the Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.


                           SHAREHOLDER VALUE PROPOSAL
                                  (Proposal 3)

     Edward A. Gaugler, P.O. Box 94, Haddonfield, NJ 08033; William M. Hess, 33
E. Main Street, Moorestown, NJ 08057; John C. Instone, 465 Pelham Road, Cherry Hill, NJ 08034, who own 180,540, 12,715 and 123,666 shares, respectively, of the Company's common stock, have advised the Company of their intention to present the following resolution for consideration and action by the shareholders at the 1999 Annual Meeting:

          PROPOSAL: "RESOLVED, that whenever a cash offer is received by an officer or director of SL Industries, Inc. to buy SL Industries, Inc. for 20% or more over the then current market value, we request such offer be promptly presented to the shareholders for acceptance or rejection."

          SUPPORTING STATEMENT: For many years SL Shareholders have not received the value they should expect from SL Industries, Inc. This is during a time of great economic expansion, when the stock market continues to reach new highs. SL stock price has decreased 25% in recent years from 161/4 in October of 1997 to 121/16 on May 28, 1999. During the same period the Dow Jones Averages have increased 43% from 7400 to 10,560. The only increase at SL Industries has been the Directors' Fees and corporate office increases. Serious action is required to correct this problem.

     Legitimate requests from sizable shareholders or other entities to purchase the company for cash at a premium over the current market price must not be ignored. Opposition to the following Resolution by management and/or the Board of Directors could only be self serving and not in the best interest of shareholders.


         STATEMENT OF THE COMPANY IN OPPOSITION TO SHAREHOLDER PROPOSAL

     The Board of Directors continues its unqualified commitment to maximizing shareholder value. As part of its regular duties, the Board reviews all bona fide offers to acquire the Company and determines whether to pursue an offer based upon what is in the best interest of the corporation and all of its shareholders.

     In evaluating prospects to acquire SL Industries, the Board considers, among other relevant factors, the financial strength of the potential acquiror, the likelihood of successfully completing the transaction on the proposed terms, short-term fluctuations in market price that might not properly reflect fair market value, and the full valuation of the Company's assets and long-term business prospects. As the foregoing items would indicate, the consideration of a proposed acquisition is a highly complex process, involving an in depth understanding and analysis of the market, the business and the industry, as well as the terms of the offer itself. In the course of undertaking this process, confidential and proprietary business information must be discussed and reviewed. Much of this information would place the Company at a competitive disadvantage if made public.

     In recognition of the complexity and sensitivity of these matters, New Jersey law specifically provides for a procedure of Board review and acceptance of offers to acquire some or all of a business. Although New Jersey law provides that shareholders have the right to approve or reject a proposed acquisition of the corporation, such shareholder action may only occur after the Board of Directors approves or recommends the consummation of the acquisition to its shareholders. Implicit in such an approval or recommendation is the determination by the Board that the proposed acquisition is in the best interests of shareholders. The Board may not delegate this determination to the corporation's shareholders.

     The Board believes that the highest value for the Company's shares will be realized by developing SL Industries into a world leader in the design and manufacture of power and data quality systems and products. The Board believes that the Company is well on its way to successfully implementing this strategy.

     More important, however, in light of the risks which exist with respect to the proponents' extremely simplistic and rigid procedure, the Board is concerned that adoption of the shareholder proposal would create an incentive for abuse by self-interested parties.

     THEREFORE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.


        SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent (10%) of the Company's Common Stock (collectively, the "Reporting Persons") to file initial reports of ownership and reports of changes in ownership of the Common Stock with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Reporting Persons are required to furnish the Company with copies of all forms that they file under Section 16(a). Based solely upon a review of the copies of such forms received by the Company or written representations from Reporting Persons, the Company believes that, with respect to fiscal 1999, all Reporting Persons complied with all applicable filing requirements under Section 16(a).


           SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     As previously reported in the Company's Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 1999, the Board of Directors of the Company has determined to change the Company's fiscal year to a calendar year basis, commencing January 1, 2000. As a result of this change, the Company anticipates that its next annual meeting will be held on or about April 20, 2001. Any shareholder who, in accordance with and subject to the provision of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Company's Proxy Statement for its 2001 Annual Meeting of Shareholders must deliver such proposal in writing to the Secretary of the Corporation at the Company's principal executive offices at Suite A-114, 520 Fellowship Road, Mt. Laurel, New Jersey 08054, on or before November 16, 2000. With respect to shareholder proposals, the Company's By-Laws require written notice 60 calendar days in advance of the Annual Meeting to raise business at the Annual Meeting, including the nomination of Directors. The complete text of such By-Law provision was included as an exhibit to the Company's October 31, 1995 Form 10-Q. Any shareholder wishing an additional copy of such provision should call the Secretary of the Company.

     The Company will confirm with shareholders the exact meeting date publicly and in its Quarterly Reports on Form 10-Q commencing no later than its Form 10-Q to be filed for the period ending June 30, 2000.


                                  OTHER MATTERS

     The Board of Directors does not know of any matters other than those described in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their judgment.

     The Annual Report of the Company for its fiscal year ended July 31, 1999, was mailed on October 15, 1999, to all shareholders of record. Copies of the Company's Form 10-K Report for that year, as filed with the Securities and Exchange Commission, will be available without charge to shareholders by writing: David R. Nuzzo, Secretary, SL Industries, Inc., Suite A-114, 520 Fellowship Road, Mt. Laurel, New Jersey 08054.

                                      By Order of the Board of Directors

                                      /s/ DAVID R. NUZZO
                                      ---------------------------
                                      David R. Nuzzo
                                      Secretary

                                                                         ANNEX I

                              SL INDUSTRIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             OF SL INDUSTRIES, INC.
     FOR THE ANNUAL MEETING OF SHAREHOLDERS, TO BE HELD NOVEMBER 19, 1999.

     The undersigned shareholder of SL Industries, Inc., a New Jersey corporation, does hereby constitute and appoint J. Dwane Baumgardner and Walter
I. Rickard, and each of them, attorneys-in-fact and agents with full powers of substitution, for and in the name, place and stead of the undersigned, to vote as specified below all of the common shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Doubletree Guest Suites, Fellowship Road, Mount Laurel, New Jersey, on November 19, 1999, at 9:00 in the morning, and at any adjournment or postponement thereof. This proxy revokes all prior proxies given by the undersigned.

     This proxy, when properly executed, will be voted in the manner directed below. With respect to the election of directors, where no vote is specified or where a vote FOR Proposal (1) is marked, this proxy will be voted for the election of the six (6) nominees for director listed below. Where no vote is specified, this proxy will be voted FOR management Proposal (2) and AGAINST Proposal (3), as recommended by the Board of Directors. The individuals named above are authorized to vote in their discretion on any other matters that properly come before the meeting.


                                 (Continued and to be signed on the other  side)

(Continued from other side)


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.


1. ELECTION OF DIRECTORS
   NOMINEES: J. DWANE BAUMGARDNER; RICHARD E. CARUSO; OWEN FARREN; GEORGE R. HORNIG; WALTER I. RICKARD; ROBERT J. SANATOR.

   [ ] FOR the election as directors for the ensuing year of all nominees listed above (except as stricken out above) (TO WITHHOLD AUTHORITY TO VOTE FOR ANY SPECIFIC NOMINEES, CHECK THE FOREGOING BOX AND STRIKE OUT OR LINE THROUGH SUCH NOMINEE'S NAME ON THE LIST ABOVE.
   [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE.

2. RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS THROUGH THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                                             [ ] FOR   [ ] AGAINST   [ ] ABSTAIN
                                             [ ] FOR   [ ] AGAINST   [ ] ABSTAIN
(3) SHAREHOLDER PROPOSAL.
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3.

(4) Upon all other matters properly coming before the meeting and any adjournment or postponement thereof.

                                                 Dated ___________________, 1999
                                                 Signature:_____________________
                                                 Signature:_____________________
                                                 Title:_________________________
                                                 Please sign exactly as your
                                                 name appears hereon. Executors,
                                                 administrators or trustees
                                                 should indicate their
                                                 capacities. If stock is held in
                                                 joint names, both registered
                                                 holders should sign. This proxy
                                                 shall vote all shares held in
                                                 all capacities to which the
                                                 signatory is entitled.